EXHIBIT 10.3
                     FIRST AMENDMENT TO AMENDED AND RESTATED
                          PLEDGE AND SECURITY AGREEMENT
                          -----------------------------
                       (Savvis Communications Corporation)

         This FIRST AMENDMENT TO AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (this "Amendment") dated as of May 21, 2001 (the "Amendment Date") is by and among SAVVIS COMMUNICATIONS CORPORATION, a Missouri corporation ("Debtor"), whose address is 12851 Worldgate Drive, Herndon, Virginia 20170 and whose Tax I.D. No. is 43-1727675, and NORTEL NETWORKS INC., a Delaware corporation ("Secured Party"), as Administrative Agent for the "Lenders", as that term is defined below, whose address is 2221 Lakeside Blvd., Richardson, Texas 75082-4399.

                                    RECITALS:
                                    ---------

         A. Pursuant to that certain Amended and Restated Pledge and Security Agreement dated as of September 5, 2000 (as the same may be amended, modified, renewed, extended, restated or supplemented from time to time, the "Security Agreement"), Debtor granted Liens on certain of Debtor's assets and properties to secure payment and performance of the "Obligations" as such term is defined in the Amended and Restated Credit Agreement dated as of September 5, 2000 (as the same may be amended, modified, renewed, extended, restated or supplemented from time to time, the "Credit Agreement") by and between Debtor, Savvis Communications Corporation, a Delaware corporation ("Holdings"), Secured Party and the lenders party thereto (the "Lenders").

         B. Debtor, Holdings, Secured Party and the Lenders are parties to, and are substantially concurrently herewith executing, that certain First Amendment to Amended and Restated Credit Agreement dated as of May 21, 2001 (the "Credit Agreement Amendment").

         C. In accordance with the Credit Agreement Amendment, the Debtor and the Secured Party desire to amend the Security Agreement upon the terms and conditions contained herein.

                                   AGREEMENTS:
                                   -----------

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Terms Defined. Unless otherwise defined or stated in this Amendment, each capitalized term used in this Amendment has the meaning given to such term in the Security Agreement (as amended by this Amendment).

         2. Amendment to Section 2.2. Section 2.2 of the Security Agreement is hereby amended and restated to read in its entirety as follows:

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                  "Section 2.2 Exclusions from Security Interest.
         Notwithstanding anything in this Agreement to the contrary, "Collateral" shall not include any of the following Property as long as such Property is encumbered by any Permitted Liens (or, in the case of the Lucent Equipment, expected to be encumbered by November 30, 2000) other than Permitted Liens securing Obligations ("Other Permitted Liens") and as long as such Property is not (1) Nortel Networks Equipment, Nortel Networks Software nor any other Property acquired with the proceeds of the Loans and (2) only in the case of clause (y) succeeding, furniture, fixtures, equipment or other personal property:

                  (x) any Property encumbered (or, in the case of the Lucent Equipment, expected to be encumbered by November 30, 2000) by purchase money Liens permitted by clause (g) of the definition of "Permitted Liens," as such term is defined in the Credit Agreement;

                  (y) all buildings, improvements and structures comprising (as of the date of grant of the applicable Other Permitted Lien), and any interest (whether fee, leasehold or other interest) of the Borrower in the land on which is located (as of the date of the grant of the applicable Other Permitted Lien), the Data Center located in Hazelwood, Missouri; and

                  (z) funds held back by a lender from the proceeds of a Debt Issuance in an escrow or collateral account for the purpose of paying interest on such Debt as it accrues;

         provided, however, that, if and when any of the foregoing Property referred to in clause (x), clause (y) or clause (z) is no longer encumbered by any Other Permitted Lien, then Debtor will, and will cause each Subsidiary of Debtor to, promptly execute and deliver all Security Documents and to otherwise take such action as may be requested by the Secured Party to ensure that the Secured Party is granted and possesses a perfected, first priority Lien against such Property as security for the payment and performance of the Obligations. Upon the request of Debtor, without the requirement of consent or agreement of any Lender, the Secured Party shall promptly execute (A) such releases or other terminations of Liens as may be necessary to terminate the Liens granted to the Secured Party under the Security Documents in any of the Property described in the foregoing clauses (x), (y) and (z) or (B) such agreements as may be necessary to provide assurance that the Property described in the foregoing clauses
         (x), (y) and (z) is not Collateral pledged to Secured Party or any Lender.

         Notwithstanding anything herein or in the other Security Documents to the contrary, to the extent this Agreement or any other Security Document purports to grant to the Secured Party a lien and security

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         interest in any License held directly or indirectly by Debtor, now owned or hereafter acquired, the Secured Party shall only have a lien and security interest in such License at such times and to the extent that Debtor is permitted to grant a security interest therein under the applicable provisions of the Communications Act of 1934, as amended, and the rules and regulations of the FCC promulgated thereunder and other applicable law; provided, that any such lien and security interest shall to the extent permitted by applicable law be deemed effective as of the later of (i) the date of this Agreement or (ii) the date on which Debtor was assigned, or acquired control over, the applicable License."

         3. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES) AND APPLICABLE LAWS OF THE U.S.

         4. Counterparts. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

         5. No Oral Agreements. THIS AMENDMENT, TOGETHER WITH THE SECURITY AGREEMENT, REPRESENTS THE FINAL AGREEMENTS BETWEEN AND AMONG THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN DEBTOR AND SECURED PARTY.

         6. Agreement Remains in Effect; No Waiver. Except as expressly provided herein, all terms and provisions of the Security Agreement shall remain unchanged and in full force and effect and are hereby ratified and confirmed. No waiver by Secured Party of any Default or Event of Default shall be deemed to be a waiver of any other Default or Event of Default. No delay or omission by Secured Party in exercising any power, right or remedy shall impair such power, right or remedy or be construed as a waiver thereof or an acquiescence therein, and no single or partial exercise of any such power, right or remedy shall preclude other or further exercise thereof or the exercise of any other power, right or remedy under the Security Agreement or otherwise.

         7. Representations and Warranties. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by Secured Party or any closing shall affect the representations and warranties or the right of Secured Party to rely upon such representations and warranties.

         8. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or

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invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         9. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Debtor and Secured Party and their respective successors and assigns; provided, however, that Debtor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Secured Party.

         10. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Amendment as of the day and year first written above.

                             DEBTOR:
                             ------

                             SAVVIS COMMUNICATIONS CORPORATION,
                             a Missouri corporation


                             By:   /s/ Steven M. Gallant
                             ---------------------------
                             Name: Steven M. Gallant
                             Title:   Vice President, General Counsel

                             Address for Notices:
                             -------------------
                             12851 Worldgate Drive
                             Herndon, Virginia 20170
                             Attention:        Chief Financial Officer
                             Telephone:        (703) 234-8000
                             Telecopy:         (703) 234-8309

                             with a copy (which shall not constitute notice) to:

                             717 Office Parkway
                             St. Louis, Missouri 63141
                             Attention:        General Counsel
                             Telephone:        (314) 468-7500
                             Telecopy:         (314) 468-7550




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                             SECURED PARTY:
                             -------------

                             NORTEL NETWORKS INC.,
                             as Administrative Agent


                             By: /s/ Mitchell L. Stone
                             -----------------------------------
                             Name: Mitchell L. Stone
                             Title:   Director, Customer Finance

                             Address for Notices:
                             -------------------
                             Nortel Networks Inc.
                             Mail Stop 991 15 A40
                             2221 Lakeside Boulevard
                             Richardson, Texas 75082-4399
                             Attention:    Mitchell L. Stone
                                           Director, Customer Finance
                             Telephone:    972-684-0395
                             Telecopy:     972-684-3679

                             and

                             Nortel Networks Inc.
                             Mail Stop 468/05/B40
                             2100 Lakeside Blvd.
                             Richardson, Texas 75082-4399
                             Attention:    Kimberly Poe
                                           Director, Loan Administration
                             Telephone:    972-684-7687
                             Telecopy:     972-685-3613


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